UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 1, 2020

GROW CAPITAL, INC.

(Exact name of registrant as specified in its charter)

NEVADA

(State or other jurisdiction of incorporation)

000-53548	86-0970023
(Commission File Number)	(I.R.S. Employer Identification No.)

2485 Village View Drive, Suite 180

Henderson, NV 89074

(Address of principal executive offices)

(702) 830-7919

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	n/a	n/a

 Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01     Entry into a Material Definitive Agreement

Item 3.02     Unregistered Sales of Equity Securities

Item 5.02     Departure of Directors or Certain Officers; Election of Directors;

                    Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Transition of Jonathan Bonnette

On April 1, 2020, Jonathan Bonnette, who has been the President and Chief Executive Officer of Grow Capital, Inc., a Nevada corporation (the “Company”), since July 1, 2018, will transition out of his role as President and Chief Executive Officer and become the Company’s Chief Technology Officer and the Chief Executive Officer of the Company’s subsidiary, Bombshell Technologies, Inc, a Nevada corporation (“Bombshell”).

Appointment of Terry Kennedy

The Company’s Board of Directors (the “Board”) has appointed Terry Kennedy, 43, to succeed Mr. Bonnette as the President and Chief Executive Officer of the Company, effective April 1, 2020. Mr. Kennedy will serve as the President and Chief Executive Officer until his successor is appointed by the Board, or until his earlier resignation, removal or death. In connection with Mr. Kennedy’s appointment, the Company and Mr. Kennedy entered into an executive compensation agreement (the “Compensation Agreement”) with an effective date of April 1, 2020. Pursuant to the Compensation Agreement, Mr. Kennedy will have the duties and responsibilities as are commensurate with the positions of President and Chief Executive Officer, as reasonably and lawfully directed by the Board. Mr. Kennedy will continue to provide services to clients of Appreciation Financial, a business Mr. Kennedy founded and owns, as well as to otherwise be individually employed by another entity or entities. Mr. Kennedy will, however, be required to devote his time and apply his attention, skill and best efforts to the faithful performance of his duties as President and Chief Executive Officer of the Company in a professional manner.

The Compensation Agreement governs the terms and conditions regarding Mr. Kennedy’s compensation for the three-month period beginning on April 1, 2020, and ending on June 30, 2020, and may be terminated “for cause” only. Pursuant to the Compensation Agreement, following his appointment as President and Chief Executive Officer, Mr. Kennedy will be issued one million (1,000,000) unregistered, restricted shares of the Company’s common stock within ten (10) days of the execution of the Compensation Agreement, as compensation for the three-month period ending June 30, 2020.

During the initial three-month term of the Compensation Agreement, the Board and Mr. Kennedy have agreed to put forth their best efforts to negotiate and consummate a more permanent executive compensation or employment agreement, anticipated to become effective July 1, 2020. If such a permanent executive compensation/employment agreement is not consummated prior to July 1, 2020, the Compensation Agreement will automatically renew for one additional three-month period beginning on July 1, 2020, with Mr. Kennedy entitled to receive up to an additional one million (1,000,000) unregistered, restricted shares of the Company’s common stock, with the actual number of shares being prorated for the portion of the extended period actually served until the more permanent executive compensation/employment agreement is consummated.

The shares of common stock issuable pursuant to the Compensation Agreement (the “Shares”) will be immediately and fully vested, and deemed to be fully earned, upon their issuance. The Shares will be issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 4(a)(2) of the Securities Act and the rules and regulations promulgated thereunder, based in part upon the following factors: (a) the issuance of the securities was in connection with an isolated private transaction which did not involve any public offering; (b) there was a single offeree; and (c) there were no subsequent or contemporaneous public offerings of the securities by the Company.

The preceding description of the Compensation Agreement is a summary of its material terms, does not purport to be complete, and is qualified in its entirety by reference to the Compensation Agreement, a copy of which is being filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Since 2008, Mr. Kennedy has served as the president and CEO of Appreciation Financial, a company Mr. Kennedy founded. Appreciation Financial is a full-service national financial company with headquarters in Las Vegas and an Inc. 5000 company two years in a row (2018 and 2019). Mr. Kennedy received the 2019 Gold American Business Awards Stevie Award® for Entrepreneur of the Year-Financial Services and was a Finalist for Ernst & Young Entrepreneur Of The Year® 2019. Mr. Kennedy has been a consultant to the Company since July 1, 2018.

Mr. Kennedy has a broad background in general management, strategy, marketing, services, and financial matters. Under Mr. Kennedy’s leadership, Appreciation Financial received the Gold award for “Company of the Year-West US” by the Best in Biz awards and was also named one of the “Best Entrepreneurial Companies in America” by Entrepreneur Magazine’s Entrepreneur 360™ list.

As previously reported in the Company’s Current Report on Form 8-K filed with the Commission on July 24, 2019, the Company acquired Bombshell pursuant to a stock exchange agreement dated June 26, 2019, by and among the Company, Bombshell and the shareholders of Bombshell (the “Bombshell Transaction”). As consideration for the acquisition of Bombshell, the Bombshell shareholders received 110,675,328 unregistered, restricted shares of the Company’s common stock with an approximate dollar value of $16,822,524.00. At the time of the Bombshell Transaction, Mr. Kennedy was a beneficial owner of more than 10% of the Company’s common stock, as well as a beneficial owner of Bombshell. Of the 110,675,328 unregistered, restricted shares of the Company’s common stock issued to Bombshell shareholders, Mr. Kennedy, or entities under his control, received 66,404,700 unregistered, restricted shares of the Company’s common stock with an approximate dollar value of $12,616,893.00. The approximate dollar values set forth for the unregistered, restricted shares of the Company’s common stock issued in connection with the Bombshell Transaction are the approximate fair market value of such shares at the time of the Bombshell transaction. As disclosed in the Company’s Quarterly Report on Form 10-Q filed with the Commission on February 19, 2020, the Bombshell Transaction was not accounted for under the acquisition method of accounting in accordance with ASC Topic 805, Business Combinations. Due to the related party and common control relationships held between Bombshell and the Company, the assets and liabilities of Bombshell transferred over to the Company at their historical carrying values.

The foregoing description of the Bombshell Transaction is qualified in its entirety by the Company’s Current Report on Form 8-K filed with the Commission on July 24, 2019, which is incorporated herein by this reference.

There are no arrangements or understandings between Mr. Kennedy and any other persons pursuant to which he was appointed as President and Chief Executive Officer or director. There are also no family relationships between Mr. Kennedy and any of the Company’s directors or other executive officers, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K, other than as set forth herein and in the Company’s other SEC filings.

Item 9.01Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Compensation Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GROW CAPITAL, INC.

Date:	April 2, 2020
By:	/s/ Terry Kennedy
Name:	Terry Kennedy
Title:	Chief Executive Officer